                                                                     EXHIBIT 3.9

                            CERTIFICATE OF FORMATION
                            ------------------------

                                       OF

                             MEDIACOM DELAWARE LLC


     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Act"), hereby certifies that:

      FIRST:     The name of the limited liability company is Mediacom Delaware
LLC (hereinafter called the "limited liability company");

      SECOND:      The address of the registered office and the name and address of the registered agent of the limited liability company, required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are the Corporation Service Company, 1013 Center Road, Wilmington, Delaware 19805.


Executed on December 27, 1996.


                                        /s/ H. Frances Kleiner
                                    ---------------------------
                                    H. Frances Kleiner, Esq.
                                    Sole Organizer
                                    Cooperman Levitt Winikoff
                                         Lester & Newman, P.C.
                                    800 Third Avenue
                                    New York, New York 10022